EXHIBIT 99.1
SOUTHSIDE BANCSHARES, INC.
ANNOUNCES FINANCIAL RESULTS FOR THE
THREE MONTHS ENDED MARCH 31, 2016
NASDAQ Global Select Market Symbol - “SBSI”

Tyler, Texas, (April 29, 2016) Southside Bancshares, Inc. (“Southside” or the “Company”) (NASDAQ:SBSI) today reported its financial results for the three months ended March 31, 2016.

Southside reported net income of $13.5 million for the three months ended March 31, 2016, an increase of $4.1 million, or 44.1%, compared to $9.4 million for the same period in 2015. Diluted earnings per common share were $0.54 for the three months ended March 31, 2016, an increase of $0.17, or 45.9% compared to $0.37 for the three months ended March 31, 2015.

The return on average shareholders’ equity for the three months ended March 31, 2016 was 11.96%, compared to 8.79% for the same period in 2015.  The return on average assets was 1.07% for the three months ended March 31, 2016, compared to 0.79% for the same period in 2015.

“We believe the outstanding financial results for the first quarter provide an excellent start for 2016,” stated Sam Dawson, Chief Executive Officer of Southside Bancshares, Inc. “Prior year loan growth in the fourth quarter and a $1.3 million recovery of interest income on the payoff of a long-time nonaccrual loan during the first quarter of 2016, helped fuel a 7.6% increase in net interest income on a linked quarter basis. While the loan growth this quarter of $11.5 million was not as substantial as we would have liked due to payoffs in our portfolio, the level of our loan approvals and our overall pipeline remain strong and we continue to believe we will enjoy healthy loan growth in 2016.”
“On January 28, 2016, the Board of Directors approved a Stock Repurchase Plan. The Board authorized the repurchase, from time to time, of up to five percent of the issued and outstanding common stock, or approximately 1.27 million shares, in open market purchases and privately negotiated transactions at prevailing market prices. During the first quarter we purchased approximately 443,000 shares of our common stock at an average price of $23.00.”
“In late December, we offered early retirement packages to 24 of our employees with an acceptance deadline of January 29, 2016. A total of 16 employees accepted the early retirement package and we recorded a one-time expense of approximately $2.1 million during the quarter ended March 31, 2016. During the first quarter we also incurred a negotiated termination fee of $325,000 on a leased facility we no longer needed.”
“We continue to focus on operational efficiencies, cost containment, and revenue generating opportunities. We are utilizing a consultant for assistance with this effort and incurred professional fees of approximately $450,000 during the quarter in connection with such assistance. The anticipated results are operational efficiencies through changes in our back office processes, revised branch models commensurate with today's customer delivery preferences and enhanced noninterest income programs, most of which should be implemented throughout the remainder of 2016.”
Loans and Deposits

For the three months ended March 31, 2016, total loans increased by $11.5 million, or 0.5%, when compared to December 31, 2015.  During the three months ended March 31, 2016, construction loans increased $26.5 million, commercial real estate loans increased $22.8 million, municipal loans decreased $1.9 million, commercial loans decreased $8.7 million, 1-4 family real estate loans decreased $10.6 million and loans to individuals decreased $16.6 million, primarily as a result of the decrease in the indirect automobile loan portfolio.  Loans with oil and gas industry exposure totaled 1.23% of the loan portfolio at March 31, 2016.

Nonperforming assets increased during the first three months of 2016 by $1.6 million, or 4.8%, to $34.0 million, or 0.68% of total assets, when compared to 0.63% at December 31, 2015.

During the three months ended March 31, 2016, the allowance for loan losses increased $2.1 million, or 10.5%, to $21.8 million, or 0.9% of total loans, when compared to 0.8% at December 31, 2015, as a result of the additional provision associated with one large impaired commercial borrowing relationship.

During the three months ended March 31, 2016, deposits, net of brokered deposits, increased $160.1 million, or 4.8%, compared to December 31, 2015. During this three-month period, public fund deposits increased $105.1 million.

Net Interest Income for the Three Months Ended March 31, 2016

Net interest income increased $2.8 million, or 8.4%, to $36.6 million for the three months ended March 31, 2016, when compared to $33.8 million for the same period in 2015. The increase in net interest income was primarily the result of the increase in interest income of $4.4 million which was primarily a result of the increase in the loan portfolio, compared to the same period in 2015, and a $1.3 million recovery of interest income on the payoff of a long-time nonaccrual loan during the first quarter. For the three months ended March 31, 2016, our net interest spread decreased slightly to 3.40%, compared to 3.42% for the same period in 2015, due to increases in interest expense on deposits and short-term and long-term interest bearing liabilities, as a result of the increase in the rate paid on interest-bearing liabilities, which more than offset the increase in the yield on interest-earning assets. Our net interest margin increased slightly to 3.51% for the three months ended March 31, 2016, compared to 3.50% for the same period in 2015.  The net interest spread and margin on a linked quarter basis increased from 3.26% and 3.35%, respectively.

Net Income for the Three Months Ended March 31, 2016

Net income increased $4.1 million, or 44.1%, for the three months ended March 31, 2016, to $13.5 million when compared to the same period in 2015. The increase was primarily the result of an increase in interest income of $4.4 million combined with a decrease in provision for loan losses of $1.5 million and an increase to noninterest income of $0.8 million which were partially offset by a $1.6 million increase to interest expense and a $1.1 million increase in income tax expense.

Conference Call

Southside's management team will host a conference call to discuss its first quarter 2016 results on Friday, April 29, 2016 at 9:00 am CDT.  The call can be accessed by dialing 877-340-9220 and by identifying the conference ID number 79789660 or by identifying “Southside Bancshares, Inc., First Quarter 2016 Earnings Call.”  To listen to the call via web-cast, register at www.southside.com/about/investor-relations.

For those unable to listen to the conference call live, a recording of the conference call will be available from approximately 3:00 pm CDT April 29, 2016 through May 11, 2016 by accessing the company website, www.southside.com/about/investor-relations.

Non-GAAP Financial Measures

Our accounting and reporting policies conform to generally accepted accounting principles (GAAP) in the United States and prevailing practices in the banking industry. However, certain non-GAAP measures are used by management to supplement the evaluation of our performance. These include the following fully-taxable equivalent measures: tax-equivalent net interest income, tax-equivalent net interest margin, tax-equivalent net interest spread, and tax-equivalent efficiency ratio, which include the effects of taxable-equivalent adjustments using a federal income tax rate of 35% to increase tax-exempt interest income to a tax-equivalent basis.  Tax-equivalent adjustments are reported in Notes 2 and 3 to the Average Balances with Average Yields and Rates tables under Results of Operations below.

Tax-equivalent net interest income, net interest margin and net interest spread.  Net interest income on a tax-equivalent basis is a non-GAAP measure that adjusts for the tax-favored status of net interest income from loans and investments. We believe this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources. The most directly comparable financial measure calculated in accordance with GAAP is our net interest income. Net interest margin on a tax-equivalent basis is net interest income on a tax-equivalent basis divided by average interest-earning assets on a tax-equivalent basis. The most directly comparable financial measure calculated in accordance with GAAP is our net interest margin.  Net interest spread on a tax-equivalent basis is the difference in the average yield on average interest-earning assets on a tax equivalent basis and the average rate paid on average interest-bearing liabilities The most directly comparable financial measure calculated in accordance with GAAP is our net interest spread.

Tax-equivalent efficiency ratio.  The efficiency ratio on a tax-equivalent basis is a non-GAAP measure that provides a measure of productivity in the banking industry. This ratio is calculated to measure the cost of generating one dollar of revenue. The ratio is designed to reflect the percentage of one dollar which must be expended to generate that dollar of revenue. We calculate this ratio by dividing noninterest expense, excluding amortization of intangibles and certain non-recurring expense by the sum of net interest income on a tax-equivalent basis and noninterest income, excluding gains (losses) on sales of investment securities and certain non-recurring impairments.

These non-GAAP financial measures should not be considered alternatives to GAAP-basis financial statements, and other bank holding companies may define or calculate these non-GAAP measures or similar measures differently.

About Southside Bancshares, Inc.

Southside Bancshares, Inc. is a bank holding company with approximately $5.0 billion in assets that owns 100% of Southside Bank.  Southside Bank currently has 60 banking centers in Texas and operates a network of over 70 ATMs.

To learn more about Southside Bancshares, Inc., please visit our investor relations website at www.southside.com/about/investor-relations.  Our investor relations site provides a detailed overview of our activities, financial information and historical stock price data.  To receive e-mail notification of company news, events and stock activity, please register on the E-mail Notification portion of the website.  Questions or comments may be directed to Deborah Wilkinson at (817) 367-4962, or deborah.wilkinson@southside.com.

Forward-Looking Statements
Certain statements of other than historical fact that are contained in this document and in other written material, press releases and oral statements issued by or on behalf of the Company may be considered to be “forward-looking statements” within the meaning of and subject to the safe harbor protections of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are not guarantees of future performance, nor should they be relied upon as representing management’s views as of any subsequent date.  These statements may include words such as “expect,” “estimate,” “project,” “anticipate,” “appear,” “believe,” “could,” “should,” “may,” “likely,” “intend,” “probability,” “risk,” “target,” “objective,” “plans,” “potential,” and similar expressions.  Forward-looking statements are statements with respect to the Company’s beliefs, plans, expectations, objectives, goals, anticipations, assumptions and estimates about the Company's future performance and are subject to significant known and unknown risks and uncertainties, which could cause the Company's actual results to differ materially from the results discussed in the forward-looking statements.  For example, discussions about trends in asset quality, capital, liquidity, the pace of loan and revenue growth, expense reductions, the benefits of the Share Repurchase Plan, planned operational efficiencies, earnings and certain market risk disclosures, including the impact of interest rates and other economic factors, are based upon information presently available to management and are dependent on choices about key model characteristics and assumptions and are subject to various limitations.  By their nature, certain of the market risk disclosures are only estimates and could be materially different from what actually occurs in the future.
Additional information concerning the Company and its business, including additional factors that could materially affect the Company’s financial results, is included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 under “Forward-Looking Information” and Item 1A. “Risk Factors,” and in the Company’s other filings with the Securities and Exchange Commission.  The Company disclaims any obligation to update any factors or to announce publicly the result of revisions to any of the forward-looking statements included herein to reflect future events or developments.

		SOUTHSIDE BANCSHARES, INC.
		CONSOLIDATED FINANCIAL SUMMARY (UNAUDITED)
		(In thousands, except per share data)

		As of
	2016	2015
	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
ASSETS
Cash and due from banks	$52,324	$54,288	$52,311	$50,406	$55,055
Interest-bearing deposits	16,130	26,687	19,583	26,623	52,123
Securities available for sale, at estimated fair value	1,332,381	1,460,492	1,374,995	1,465,821	1,433,875
Securities held to maturity, at carrying value	784,579	784,296	771,914	743,881	637,536
Federal Home Loan Bank stock, at cost	47,550	51,047	43,446	37,769	39,978
Loans held for sale	4,971	3,811	4,883	7,431	4,096
Loans	2,443,231	2,431,753	2,239,146	2,179,863	2,174,614
Less: Allowance for loan losses	(21,799)	(19,736)	(18,402)	(16,822)	(16,926)
Net loans	2,421,432	2,412,017	2,220,744	2,163,041	2,157,688
Premises & equipment, net	107,556	107,929	109,087	110,493	111,903
Goodwill	91,520	91,520	91,520	90,571	90,394
Other intangible assets, net	6,029	6,548	7,090	7,654	8,242
Bank owned life insurance	95,718	95,080	94,303	93,673	93,021
Other assets	58,822	68,361	47,599	58,655	48,482
Total assets	$5,019,012	$5,162,076	$4,837,475	$4,856,018	$4,732,393

LIABILITIES AND SHAREHOLDERS' EQUITY
Noninterest-bearing deposits	$698,695	$672,470	$681,618	$715,966	$680,122
Interest-bearing deposits	2,920,673	2,782,937	2,646,259	2,752,717	2,815,218
Total deposits	3,619,368	3,455,407	3,327,877	3,468,683	3,495,340
Short-term obligations	259,646	647,836	445,008	284,783	143,371
Long-term obligations	622,301	562,592	558,867	632,565	609,856
Other liabilities	60,121	52,179	58,575	38,313	49,012
Total liabilities	4,561,436	4,718,014	4,390,327	4,424,344	4,297,579
Shareholders' equity	457,576	444,062	447,148	431,674	434,814
Total liabilities and shareholders' equity	$5,019,012	$5,162,076	$4,837,475	$4,856,018	$4,732,393

	At or For the Three Months Ended
	2016	2015
	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
Income Statement:
Total interest income	$43,012	$39,964	$38,211	$37,750	$38,607
Total interest expense	6,395	5,267	4,926	4,845	4,816
Net interest income	36,617	34,697	33,285	32,905	33,791
Provision for loan losses	2,316	1,951	2,276	268	3,848
Net interest income after provision for loan losses	34,301	32,746	31,009	32,637	29,943
Noninterest income
Deposit services	5,085	4,990	5,213	4,920	4,989
Net gain on sale of securities available for sale	2,441	204	875	105	2,476
Gain on sale of loans	643	578	305	822	377
Trust income	855	871	835	820	893
Bank owned life insurance income	674	640	661	653	669
Brokerage services	575	555	540	472	639
Other	1,323	977	932	1,139	745
Total noninterest income	11,596	8,815	9,361	8,931	10,788
Noninterest expense
Salaries and employee benefits	17,732	16,420	15,733	16,869	18,199
Occupancy expense	3,335	3,263	3,316	3,105	3,199
Advertising, travel & entertainment	685	726	642	683	657
ATM and debit card expense	712	1,086	617	750	679
Professional fees	1,338	1,517	825	793	742
Software and data processing expense	749	771	819	1,237	1,031
Telephone and communications	484	372	534	603	469
FDIC insurance	638	619	624	629	638
Other	3,735	3,657	3,527	3,768	3,835
Total noninterest expense	29,408	28,431	26,637	28,437	29,449
Income before income tax expense	16,489	13,130	13,733	13,131	11,282
Income tax expense	2,973	1,438	1,971	1,967	1,903
Net income	$13,516	$11,692	$11,762	$11,164	$9,379

Common share data:
Weighted-average basic shares outstanding	25,186	25,380	25,360	25,337	25,322
Weighted-average diluted shares outstanding	25,252	25,467	25,445	25,425	25,403
Shares outstanding end of period	24,970	25,396	25,373	25,351	25,331
Net income per common share
Basic	$0.54	$0.46	$0.46	$0.44	$0.37
Diluted	0.54	0.46	0.46	0.44	0.37
Book value per common share	18.33	17.49	17.62	17.03	17.17
Cash dividend paid per common share	0.23	0.31	0.23	0.23	0.23

Selected Performance Ratios:
Return on average assets	1.07%	0.92%	0.96%	0.93%	0.79%
Return on average shareholders’ equity	11.96	10.35	10.65	10.30	8.79
Average yield on interest earning assets	4.06	3.80	3.79	3.83	3.95
Average rate on interest bearing liabilities	0.66	0.54	0.53	0.53	0.53
Net interest spread	3.40	3.26	3.26	3.30	3.42
Net interest margin	3.51	3.35	3.35	3.39	3.50
Average interest earnings assets to average interest bearing liabilities	119.62	120.29	121.61	120.22	118.36
Noninterest expense to average total assets	2.33	2.25	2.18	2.38	2.48
Efficiency ratio	57.47	58.45	56.59	60.43	61.85

	Southside Bancshares, Inc.
	Selected Financial Data (Unaudited)
	(In thousands)

	Three Months Ended
	2016	2015
	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
Nonperforming assets	$34,046	$32,480	$33,621	$27,794	$27,262
Nonaccrual loans (1)	21,927	20,526	20,988	21,223	20,321
Accruing loans past due more than 90 days (1)	7	3	—	30	1
Restructured loans (2)	11,762	11,143	11,772	5,667	5,782
Other real estate owned	265	744	793	787	985
Repossessed assets	85	64	68	87	173

Asset Quality Ratios:
Nonaccruing loans to total loans	0.90%	0.84%	0.94%	0.97%	0.93%
Allowance for loan losses to nonaccruing loans	99.42	96.15	87.68	79.26	83.29
Allowance for loan losses to nonperforming assets	64.03	60.76	54.73	60.52	62.09
Allowance for loan losses to total loans	0.89	0.81	0.82	0.77	0.78
Nonperforming assets to total assets	0.68	0.63	0.70	0.57	0.58
Net charge-offs to average loans	0.04	0.11	0.13	0.07	0.04

Capital Ratios:
Shareholders’ equity to total assets	9.12	8.60	9.24	8.89	9.19
Average shareholders’ equity to average total assets	8.94	8.92	9.03	9.07	8.98

(1) Excludes purchased credit impaired ("PCI") loans measured at fair value at acquisition.
(2) Includes $7.4 million, $7.5 million, and $6.8 million in PCI loans restructured as of March 31, 2016, December 31, 2015, and September 30, 2015, respectively.

Loan Portfolio Composition
The following table sets forth loan totals by category for the periods presented:

Real Estate Loans:
Construction	$464,750	$438,247	$342,282	$295,633	$275,960
1-4 Family Residential	644,826	655,410	678,431	683,944	693,137
Commercial	657,962	635,210	537,161	500,906	470,877
Commercial Loans	233,857	242,527	228,272	228,789	241,100
Municipal Loans	286,217	288,115	262,384	256,492	252,756
Loans to Individuals	155,619	172,244	190,616	214,099	240,784
Total Loans	$2,443,231	$2,431,753	$2,239,146	$2,179,863	$2,174,614

RESULTS OF OPERATIONS

The analysis below shows average interest earning assets and interest bearing liabilities together with the average yield on the interest earning assets and the average rate of the interest bearing liabilities.

	AVERAGE BALANCES WITH AVERAGE YIELDS AND RATES
			(dollars in thousands)
			(unaudited)
			Three Months Ended
	March 31, 2016			December 31, 2015
			AVG			AVG
	AVG		YIELD/	AVG		YIELD/
	BALANCE	INTEREST	RATE	BALANCE	INTEREST	RATE
ASSETS
INTEREST EARNING ASSETS:
Loans (1)(2)	$2,434,837	$28,793	4.76%	$2,318,162	$25,865	4.43%
Loans Held For Sale	3,581	32	3.59%	2,740	30	4.34%
Securities:
Investment Securities (Taxable) (4)	41,659	214	2.07%	81,344	416	2.03%
Investment Securities (Tax-Exempt)(3)(4)	635,766	8,494	5.37%	637,993	8,645	5.38%
Mortgage-backed Securities (4)	1,454,343	9,391	2.60%	1,493,020	9,215	2.45%
Total Securities	2,131,768	18,099	3.41%	2,212,357	18,276	3.28%
FHLB stock and other investments, at cost	55,116	217	1.58%	53,643	75	0.55%
Interest Earning Deposits	51,246	70	0.55%	34,147	23	0.27%
Total Interest Earning Assets	4,676,548	47,211	4.06%	4,621,049	44,269	3.80%
NONINTEREST EARNING ASSETS:
Cash and Due From Banks	55,732			53,267
Bank Premises and Equipment	107,941			108,812
Other Assets	262,160			258,917
Less: Allowance for Loan Loss	(20,088)			(18,720)
Total Assets	$5,082,293			$5,023,325
LIABILITIES AND SHAREHOLDERS’ EQUITY
INTEREST BEARING LIABILITIES:
Savings Deposits	$235,492	65	0.11%	$232,561	61	0.10%
Time Deposits	915,316	1,723	0.76%	833,141	1,477	0.70%
Interest Bearing Demand Deposits	1,717,717	1,468	0.34%	1,594,109	1,117	0.28%
Total Interest Bearing Deposits	2,868,525	3,256	0.46%	2,659,811	2,655	0.40%
Short-term Interest Bearing Liabilities	413,985	696	0.68%	630,998	600	0.38%
Long-term Interest Bearing Liabilities – FHLB Dallas	566,825	2,039	1.45%	490,396	1,638	1.33%
Long-term Debt (5)	60,311	404	2.69%	60,311	374	2.46%
Total Interest Bearing Liabilities	3,909,646	6,395	0.66%	3,841,516	5,267	0.54%
NONINTEREST BEARING LIABILITIES:
Demand Deposits	672,865			686,574
Other Liabilities	45,390			47,155
Total Liabilities	4,627,901			4,575,245
SHAREHOLDERS’ EQUITY	454,392			448,080
Total Liabilities and Shareholders’ Equity	$5,082,293			$5,023,325
NET INTEREST INCOME		$40,816			$39,002
NET INTEREST MARGIN ON AVERAGE EARNING ASSETS			3.51%			3.35%
NET INTEREST SPREAD			3.40%			3.26%

(1)	Interest on loans includes net fees on loans that are not material in amount.

(2)	Interest income includes taxable-equivalent adjustments of $1,060 and $1,068 for the three months ended March 31, 2016 and December 31, 2015, respectively.

(3)	Interest income includes taxable-equivalent adjustments of $3,139 and $3,237 for the three months ended March 31, 2016 and December 31, 2015, respectively.

(4)	For the purpose of calculating the average yield, the average balance of securities is presented at historical cost.

(5)	Represents the issuance of junior subordinated debentures.

Note: As of March 31, 2016 and December 31, 2015, loans on nonaccrual status totaled $21,927 and $20,526, respectively. Our policy is to reverse previously accrued but unpaid interest on nonaccrual loans; thereafter, interest income is recorded to the extent received when appropriate.

			Three Months Ended
	September 30, 2015			June 30, 2015
			AVG			AVG
	AVG		YIELD/	AVG		YIELD/
	BALANCE	INTEREST	RATE	BALANCE	INTEREST	RATE
ASSETS
INTEREST EARNING ASSETS:
Loans (1)(2)	$2,200,241	$24,779	4.47%	$2,188,886	$24,889	4.56%
Loans Held For Sale	5,327	52	3.87%	3,675	45	4.91%
Securities:
Investment Securities (Taxable) (4)	86,105	475	2.19%	86,561	459	2.13%
Investment Securities (Tax-Exempt)(3)(4)	638,767	8,750	5.43%	627,405	8,752	5.60%
Mortgage-backed Securities (4)	1,441,129	8,318	2.29%	1,400,389	7,666	2.20%
Total Securities	2,166,001	17,543	3.21%	2,114,355	16,877	3.20%
FHLB stock and other investments, at cost	45,963	65	0.56%	42,741	65	0.61%
Interest Earning Deposits	26,216	15	0.23%	39,609	29	0.29%
Total Interest Earning Assets	4,443,748	42,454	3.79%	4,389,266	41,905	3.83%
NONINTEREST EARNING ASSETS:
Cash and Due From Banks	49,285			49,760
Bank Premises and Equipment	110,028			111,384
Other Assets	263,038			259,319
Less: Allowance for Loan Loss	(17,021)			(17,059)
Total Assets	$4,849,078			$4,792,670
LIABILITIES AND SHAREHOLDERS’ EQUITY
INTEREST BEARING LIABILITIES:
Savings Deposits	$232,903	60	0.10%	$234,097	59	0.10%
Time Deposits	833,962	1,360	0.65%	853,410	1,313	0.62%
Interest Bearing Demand Deposits	1,600,454	1,065	0.26%	1,701,559	1,121	0.26%
Total Interest Bearing Deposits	2,667,319	2,485	0.37%	2,789,066	2,493	0.36%
Short-term Interest Bearing Liabilities	398,905	354	0.35%	232,471	154	0.27%
Long-term Interest Bearing Liabilities – FHLB Dallas	527,591	1,720	1.29%	569,302	1,837	1.29%
Long-term Debt (5)	60,311	367	2.41%	60,311	361	2.40%
Total Interest Bearing Liabilities	3,654,126	4,926	0.53%	3,651,150	4,845	0.53%
NONINTEREST BEARING LIABILITIES:
Demand Deposits	715,326			669,068
Other Liabilities	41,606			37,607
Total Liabilities	4,411,058			4,357,825
SHAREHOLDERS’ EQUITY	438,020			434,845
Total Liabilities and Shareholders’ Equity	$4,849,078			$4,792,670
NET INTEREST INCOME		$37,528			$37,060
NET INTEREST MARGIN ON AVERAGE EARNING ASSETS			3.35%			3.39%
NET INTEREST SPREAD			3.26%			3.30%

(1)	Interest on loans includes net fees on loans that are not material in amount.

(2)	Interest income includes taxable-equivalent adjustments of $1,044 and $1,047 for the three months ended September 30, 2015 and June 30, 2015, respectively.

(3)	Interest income includes taxable-equivalent adjustments of $3,199 and $3,108 for the three months ended September 30, 2015 and June 30, 2015, respectively.

(4)	For the purpose of calculating the average yield, the average balance of securities is presented at historical cost.

(5)	Represents the issuance of junior subordinated debentures.

Note: As of September 30, 2015 and June 30, 2015, loans on nonaccrual status totaled $20,988 and $21,223, respectively. Our policy is to reverse previously accrued but unpaid interest on nonaccrual loans; thereafter, interest income is recorded to the extent received when appropriate.

	Three Months Ended
	March 31, 2015
			AVG
	AVG		YIELD/
	BALANCE	INTEREST	RATE
ASSETS
INTEREST EARNING ASSETS:
Loans (1)(2)	$2,189,163	$24,938	4.62%
Loans Held For Sale	1,987	28	5.71%
Securities:
Investment Securities (Taxable) (4)	49,437	237	1.94%
Investment Securities (Tax-Exempt)(3)(4)	645,231	8,834	5.55%
Mortgage-backed Securities (4)	1,392,606	8,462	2.46%
Total Securities	2,087,274	17,533	3.41%
FHLB stock and other investments, at cost	43,886	93	0.86%
Interest Earning Deposits	58,576	34	0.24%
Total Interest Earning Assets	4,380,886	42,626	3.95%
NONINTEREST EARNING ASSETS:
Cash and Due From Banks	57,367
Bank Premises and Equipment	112,635
Other Assets	282,421
Less: Allowance for Loan Loss	(13,625)
Total Assets	$4,819,684
LIABILITIES AND SHAREHOLDERS’ EQUITY
INTEREST BEARING LIABILITIES:
Savings Deposits	$229,946	53	0.09%
Time Deposits	863,477	1,362	0.64%
Interest Bearing Demand Deposits	1,699,225	1,114	0.27%
Total Interest Bearing Deposits	2,792,648	2,529	0.37%
Short-term Interest Bearing Liabilities	272,302	142	0.21%
Long-term Interest Bearing Liabilities – FHLB Dallas	576,199	1,792	1.26%
Long-term Debt (5)	60,311	353	2.37%
Total Interest Bearing Liabilities	3,701,460	4,816	0.53%
NONINTEREST BEARING LIABILITIES:
Demand Deposits	645,573
Other Liabilities	40,058
Total Liabilities	4,387,091
SHAREHOLDERS’ EQUITY	432,593
Total Liabilities and Shareholders’ Equity	$4,819,684
NET INTEREST INCOME		$37,810
NET INTEREST MARGIN ON AVERAGE EARNING ASSETS			3.50%
NET INTEREST SPREAD			3.42%

(1)	Interest on loans includes net fees on loans that are not material in amount.

(2)	Interest income includes taxable-equivalent adjustment of $1,050 for the three months ended March 31, 2015.

(3)	Interest income includes taxable-equivalent adjustment of $2,969 for the three months ended March 31, 2015.

(4)	For the purpose of calculating the average yield, the average balance of securities is presented at historical cost.

(5)	Represents the issuance of junior subordinated debentures.

Note: As of March 31, 2015, loans on nonaccrual status totaled $20,321. Our policy is to reverse previously accrued but unpaid interest on nonaccrual loans; thereafter, interest income is recorded to the extent received when appropriate.